CRI - CAP(G) LOAN AGREEMENT

     THIS AGREEMENT (this "Agreement") is dated 7 February 2000 BETWEEN

     (1) CHAPARRAL RESOURCES, INC., a company organised and existing under the laws of Delaware ("CRI"); and

     (2) CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED, a company organised and existing under the laws of Guernsey, ("CAP(G)").

                                 RECITALS

     (A) KazakOil, Korporatsiya Mangistau Terra International and CAP(G) entered into a Foundation Agreement on June 12, 1997 (as the same may be amended from time to time, the "Foundation Agreement") pursuant to which CAP(G) has agreed to make certain investments in Closed Type JSC Karakadukmunay, a company organised and existing under the laws of the Republic of Kazakhstan ("KKM") for the purpose of funding the exploration, development, production and sale of hydrocarbons from the Agreement Field (as defined therein) (the "Project").

     (B) Pursuant to the terms of the Foundation Agreement and the Petroleum Agreement dated August 30, 1995 (as the same may be amended from time to time, the "Petroleum Agreement") between KKM and the Ministry of Oil and Gas Industries of the Republic of Kazakhstan, it has been agreed that CAP(G) will be entitled to receive repayment of all such investments by means of Investment Recovery as specified in the Petroleum Agreement.

     (C) CAP(G) has made investments in KKM for the purposes of the Project pursuant to the terms of the Foundation Agreement and the Petroleum Agreement amounting in aggregate to $ 31,238,000 as at 1 January 2000 (the "Existing Investments") and has made additional investments in KKM for the purposes of the Project since 1 January, 2000 and intends to continue to make such investments (such investment being the "Additional Investments").

     (D) In order for CAP(G) to fund its Existing Investments in KKM, CRI has made loans to CAP(G) amounting in aggregate to $31,025,000 as at 1 January 2000 (each an "Existing Loan" and collectively the "Existing Loans").

     (E) In order for CAP(G) to fund its Additional Investments in KKM, CRI has made additional loans to CAP(G) for the purposes of the Project since 1 January 2000 and intends to continue to make additional loans available to CAP(G) subject to and in accordance with the terms of this Agreement (each an "Additional Loan" and collectively the "Additional Loans").

     (F) CRI has made arrangements for financing certain of the Additional Loans to CAP(G) under this Agreement by entering into a loan agreement dated 1 November 1999 (the "Commercial Loan Agreement") with, inter alia, Shell Capital Services Limited, as Arranger and the Lenders (as such term is defined in the Commercial Loan Agreement), pursuant to which the Lenders have agreed to make available loans to CRI in an aggregate principal amount not exceeding $24,000,000 subject to the terms and conditions contained in the Commercial Loan Agreement.

     (G) CRI and CAP(G) have agreed to confirm in this Agreement the terms and conditions upon which the Existing Loans and the Additional Loans are made.

IT IS HEREBY AGREED as follows:

1.   Definitions

     In this Agreement, the following terms have the meanings given to them in this Clause 1:

     "Borrowing Rate" means, at any time,  the aggregate of:

          (i) the rate of interest per annum for a deposit in United States dollars for one night offered in the London interbank market to leading banks by Citibank N.A., London Branch on the fifteenth day of each month at 11a.m. (London time) and published by the Financial Times newspaper in London, provided that if such fifteenth day would otherwise fall on a day which is not a Business Day, the immediately succeeding Business Day shall be the date for determining such rate of interest; and

          (ii) 1 % per annum.

     "Business Day" means a day (other than a Saturday or a Sunday) when banks and foreign exchange markets are generally open for business in London.

     "CAP(G) Disbursement Account" means the account of CAP(G) with ABN AMRO Bank N.V., London branch and designated as the "CAP(G) Disbursement Account".

     "CRI Receipts Account" means the account of CRI held with ABN AMRO Bank N.V., London branch and designated as the "CRI Receipts Account".

     "Existing Interest Amount" has the meaning assigned to it in Clause
2.2(b).

     "Principal Loans" means, collectively, the Existing Loans and the Additional Loans for the time being outstanding or, as the context so requires, an Existing Loan or an Additional Loan for the time being outstanding.

     "Quarterly Date" means 31 March, 30 June, 30 September and 31 December in any year provided that if any such day is not a Business Day, the Quarterly Date which would otherwise fall on that day shall fall on the immediately succeeding Business Day.

     "Total Interest Amount"  has the meaning assigned to it in Clause
2.2(d).

2.   Terms

     CRI and CAP(G) confirm and agree as follows:

     2.1  Disbursements

     Any Additional Loans made by CRI to CAP(G) on or after the date of this Agreement shall be deposited into CAP(G) Disbursement Account.

     2.2  Interest

     (a) Interest shall be deemed to have accrued from day to day on the principal amount of each Principal Loan from the date made up to but not including the date of this Agreement at the Borrowing Rate from time to time.

     (b) The aggregate amount of interest deemed to have accrued on the Existing Loans up to and including 1 January 2000 equals $3,430,000 (the "Existing Interest Amount").

     (c) On and with effect from the date of this Agreement, interest shall accrue from day to day on the principal amount of each Principal Loan at the Borrowing Rate applicable from time to time in respect of the Principal Loans and from the date made, in respect of any Additional Loan.

     (d) Interest accrued under Clause 2.2(a) and (c) on and with effect from 2 January 2000 shall be added to the Existing Interest Amount and such aggregated amount (the "Total Interest Amount") shall be payable in accordance with Clause 2.3.

     2.3  Repayment of the Principal Loans

     (a) CRI and CAP(G) jointly and severally acknowledges that as at 1 January 2000 (i) the Existing Loans amount in aggregate to $31,025,000 and
(ii) the Existing Interest Amount is $3,430,000.

     (b) CRI shall be entitled to repayment of all or, at its sole discretion, part of the Principal Loans, the Total Interest Amount and all other amounts owing to CRI under or pursuant to the terms of this Agreement on first demand of CRI from time to time whereupon the same shall immediately become due and payable.

     (c) All payments to CRI hereunder shall be made in United States dollars for value on the due date without set off or counterclaim to the CRI Receipts Account.

     (d) The party making a payment to another party under this Agreement shall promptly notify the other party that the payment has been made and the other party shall, on receipt, promptly notify the paying party that payment has been received.

     (e) CRI shall maintain a record of the amounts from time to time owing by CAP(G) under this Agreement. Such record shall be prima facie evidence as to the existence and amounts owing by CAP(G) under this Agreement. CRI shall deliver a statement to CAP(G) five Business Days after each Reduction Date detailing the amounts owing to CRI under this Agreement at that time.

3.   Cross Acceleration

     If a notice is served on CRI pursuant to clause 18.31 of the Commercial Loan Agreement, the Principal Loans, the Total Interest Amount and all other amounts owing to CRI under or pursuant to the terms of this Agreement shall become immediately due and payable.

4.   Tax Gross-up

     (a) All sums payable by CAP(G) under this Agreement shall be paid in full without any restriction or condition and, except to the extent required by any law, free and clear of any deduction or withholding on account of tax or otherwise. If CAP(G) is required by any law to make any such deduction or withholding, CAP(G) shall, together with the relevant payment, pay such additional amount as will ensure that CRI receives and is entitled to retain, free and clear of any such deduction or withholding, the full amount which it would have received if no such deduction or withholding had been required.

     (b) Without limiting Clause 4(a), if CRI is required by law to make any payment on account of tax (not being, in the case of CRI, a tax imposed on and calculated by reference to the overall net income paid to and received by it in the jurisdiction in which it is incorporated or in which it is, for the time being, situated) or otherwise on or in relation to any sum received or receivable under this Agreement by CRI (including any sum received or receivable under this Clause 4) or any liability in respect of any such payment is asserted, imposed, levied or assessed against CRI, CAP(G) shall, upon demand by CRI, promptly indemnify CRI against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

     (c) If, at any time, CAP(G) is required by any law to make any deduction or withholding from any sum payable by it under this Agreement (or there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly supply to CRI details of such requirement or change.

     (d) If CAP(G) makes any payment under this Agreement in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to CRI, within ten days of receiving a receipt for such payment from the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of CRI's payment.

5.   Binding Agreement

     (a) This Agreement shall be binding upon and inure to the benefit of each party to this Agreement and its successors and assigns.

     (b) CAP(G) may not assign, transfer, novate or dispose of any of, or any interest in, its rights or obligations under this Agreement.

     (c) CRI may, at its own cost, transfer all or part of its rights or obligations under this Agreement.

6.   Remedies and Waivers

     (a) Time is of the essence of each party's obligations under this Agreement but no failure to exercise, nor any delay in exercising, on the part of one party to this Agreement, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. Either party may agree to any waiver of any of its rights or remedies under this Agreement on such terms as it sees fit.

     (b) If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement under the law of that jurisdiction nor the legality, validity or enforceability of that or any other provision of this Agreement under the law of any other jurisdiction shall in any way be affected or impaired thereby unless the effect of the foregoing would be substantially to alter the rights and obligations of the parties originally agreed.

7.   Notices

     (a) All notices or other communications shall be given in writing or by facsimile. Any such notice shall be deemed to be given, if in writing, when delivered and if by facsimile, when received. However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.

     (b)  The address and facsimile number of CAP(G) is:

               Central Asian Petroleum (Guernsey) Limited
               c/o Chapparal Resources, Inc.
               16945 Northchase Drive, Suite 1440
               Houston, Texas 77060, USA
               Attention:     Director
               Facsimile:     (281) 877 0985

or such other as CAP(G) may notify to CRI by not less than five Business Days' notice.

     (ii) The address and facsimile number of CRI is:

               Chapparal Resources, Inc.
               16945 Northchase Drive, Suite 1440
               Houston, Texas 77060, USA
               Attention:     President
               Facsimile:     (281) 877 0985

or such other as CRI may notify to the CAP(G) by not less than five Business Days' notice.

8.   Amendment

     No amendment, modification or waiver to this Agreement shall be valid unless it is in writing and signed by CAP(G) and CRI.

9.   Law and Jurisdiction

     9.1  English Law

     This Agreement shall be governed by English law.

     9.2  Jurisdiction

     (a) CAP(G) irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together in this Clause 9 referred to as "proceedings") arising out of or in connection with this Agreement may be brought in such courts, subject to the option referred to in Clause 9.6.

     (b) CAP(G) irrevocably waives and agrees not to raise any objection which it may have now or hereafter to the laying of the venue of any proceedings in any such court as is referred to in this Clause 9.2 and any claim that any such proceedings have been brought in an inconvenient or inappropriate forum and further irrevocably agrees that a judgment in any proceedings brought in the English courts shall be conclusive and binding upon each of the parties and may be enforced in the courts of any other jurisdiction.

     (c) Nothing contained in this Clause 9.2 shall limit the right of CRI to take proceedings against CAP(G) in any other court of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     9.3  Process Agent

     CAP(G) hereby irrevocably and unconditionally (a) appoints Law Debenture Corporate Services Limited, whose address is at Princes House, 95 Gresham Street, London, EC2V 7LY England as its process agent to receive, for and on its behalf, service of process in England in any proceedings with respect to this Agreement, (b) agrees that failure by any such process agent to give notice of such process to it shall not impair the validity of such service or of any judgment based thereon and agrees that nothing in this Agreement shall affect the right of CRI to serve process in any other manner permitted by law.

     9.4  Waiver of Immunity

     To the extent that CAP(G) may now or hereafter be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Agreement, to claim for itself or any of its undertaking, properties, assets or revenues present or future any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this Agreement and/or to the extent that in any such jurisdiction there may be attributed to CAP(G), any such immunity (whether or not claimed), CAP(G) hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law waives, any such immunity.

     9.5  Consent to Enforcement

     CAP(G) consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

     9.6  Arbitration

     If any dispute arises in relation to this Agreement, including any question as to existence, validity or termination, such dispute shall, at the option only of CRI, be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration which are applicable at the time of reference to the arbitration and are deemed to be incorporated by reference into this Clause 9.6. Such arbitration shall take place in London, England and shall be conducted by three arbitrators, one of whom shall be nominated by CAP(G), one by CRI and the third to be agreed between the two arbitrators so nominated and in default he shall be nominated by the President of the London Court of International Arbitration. The language in which such arbitration shall be conducted shall be English. Any award rendered shall be final and binding on the parties thereto and may be entered into any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. No party may appeal to any court from any award or decision of the arbitral tribunal and, in particular, but without limitation, no applications may be made under section 45 of the Arbitration Act 1996 and no appeal may be made under section 69 of the said Act.



     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date stated at the beginning of this Agreement.

                                   CHAPARRAL RESOURCES, INC.,


                                   By:  /S/ MICHAEL B. YOUNG
                                        -----------------------------
                                   Name: Michael B. Young
                                   Title: Treasurer

                                   In the presence of:


                                   /S/ MARK S. CROFT
                                   -----------------------------
                                   Witness
                                   Name:  Mark S. Croft

                                   CENTRAL ASIAN PETROLEUM (GUERNSEY)
                                   LIMITED,


                                   By:  /S/ JAMES A. JEFFS
                                        -----------------------------
                                   Name: James A. Jeffs
                                   Title: Director

                                   In the presence of:


                                   /S/ MARK S. CROFT
                                   -----------------------------
                                   Witness
                                   Name: Mark S. Croft